Exhibit 10.1

AMENDMENT NO. 4 TO DEBENTURE

This Amendment No. 4 to Debenture (this “Amendment”) dated this 15th day of January, 2021, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and The Vantage Group Ltd., a Delaware corporation (the “Holder”).

WHEREAS, the Holder is the holder of an outstanding original issue discount convertible debenture of the Company, in the outstanding principal amount of $100,000, with an original issue date of December 24, 2019, as amended by Amendment No. 1 thereto, dated May 28, 2020, Amendment No. 2 thereto, dated August 21, 2020, and Amendment No. 3 thereto, dated December10, 2020 (as amended, the “Debenture”);

WHEREAS, the Company and the Holder desire to amend the Debenture as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. The last sentence of Section 1.1(a) of the Debenture is hereby amended and restated in its entirety to read as follows:

The Conversion Price will be equal to $0.05 (subject to adjustment in all cases for stock splits, stock dividends, and similar transactions).

2. Except as modified herein, the terms of the Debenture shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/ Dani Pollack
Name:	Danil Pollack
Title:	Chief Executive Officer

THE VANTAGE GROUP LTD.

By:	/s/ Lyle Hauser
Name:	Lyle Hauser
Title:	Chief Executive Officer